UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 20, 2008, Odyssey Marine Exploration, Inc. (“Odyssey”) and JWM Productions, LLC (“JWM”) entered into an Expedition Agreement (the “Agreement”) pursuant to which Odyssey granted JWM the exclusive right to film Odyssey’s 2008 search explorations in Odyssey’s “Atlas” search area and to thereafter produce a shipwreck exploration television series. JWM is a Primetime Emmy® Award-winning television production company specializing in culture, natural history, science, and children’s programming. Pursuant to a separate Network Agreement between JWM and Discovery Channel (the “Network Agreement”), JWM has agreed to produce a series of non-fiction television programs that will follow Odyssey’s operations aboard its two vessels, the Odyssey Explorer and the Ocean Alert, during Odyssey’s expeditions in the Atlas search area. Odyssey is not a party to the Network Agreement; however, the Network Agreement is based upon the Agreement between Odyssey and JWM. Odyssey expects Discovery Channel to premiere the 11-part high-definition series to worldwide audiences in 2009.

The Agreement is for an initial term of 12 months and provides JWM an option to extend the term for seven additional consecutive one-year terms. The Agreement provides JWM with exclusive access to film Odyssey’s operations in the Atlas search area and certain other locations as needed for JWM to complete filming for the series. It also provides JWM with limited use of Odyssey’s resources for production of the series and certain rights of first negotiation for similar projects during specified periods following the term of the Agreement. With certain permitted exceptions, Odyssey has agreed not to produce similar programming during the term of the Agreement.

The Agreement provides for JWM to pay a variable annual fee for each contract year during the term of the Agreement that is based upon the number of days filming expeditions or supporting activities. Based upon certain assumptions, the annual fee to be paid to Odyssey during the first contract year is projected to be over $2 million and is payable in four unequal installments in June, July, and September 2008, with the final amount to be paid following completion of all filming scheduled during the first contract year and final reconciliation of all amounts due to Odyssey.

Odyssey and JWM agreed to share equally in the adjusted gross revenue, if any, generated by Odyssey from the sale of merchandise, print publications, or from dramatic motion pictures or television productions, in each case including only those items related specifically to the series, but excluding those items relating to certain specified shipwreck sites.

Item 8.01.	Other Events.

On May 27, 2008, Odyssey issued a press release relating to the Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release issued by Odyssey on May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: May 27, 2008	By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Odyssey on May 27, 2008.